UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2008
ENTERTAINMENT DISTRIBUTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-15761 (Commission File Number)	98-0085742 (IRS Employer Identification No.)
825 8th Avenue, 23rd Floor
New York, New York 10019
(Address of Principal
Executive Offices)

(212) 333-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 20, 2008, Entertainment Distribution Company, LLC (“EDC”), a subsidiary of Entertainment Distribution Company, Inc., entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”) with Entertainment Distribution Company (USA), LLC (the “Guarantor”), the lenders party thereto (the “Lenders”) and Wachovia Bank, National Association, as administrative agent (the “Agent”) amending certain terms of the Credit Agreement dated as of May 31, 2005 by and among EDC, the Guarantor, Glenayre Electronics, Inc., the Lenders and the Agent. Pursuant to the Sixth Amendment, which is effective on May 30, 2008, (1) the definition of the “Revolving Commitment Termination Date” was extended to May 29, 2009 and (2) the “Revolving Commitment Amount” was reduced, at EDC’s request, from $10.0 million to $7.5 million.
A copy of the Sixth Amendment is filed with this report as Exhibit 10.1 and is hereby incorporated by reference herein. The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such amendment.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Sixth Amendment to Credit Agreement dated as of May 30, 2008, by and among Entertainment Distribution Company, LLC, as borrower, the guarantors party thereto, the lenders party thereto and Wachovia Bank, National Association, as administrative agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT DISTRIBUTION COMPANY, INC.
Date: May 21, 2008	By:	/s/ Jordan M. Copland
Jordan M. Copland
Interim Chief Executive Officer and Chief Financial Officer

Entertainment Distribution Company, Inc.
Exhibit Index

Exhibit No.	Description
10.1	Sixth Amendment to Credit Agreement dated as of May 30, 2008, by and among Entertainment Distribution Company, LLC, as borrower, the guarantors party thereto, the lenders party thereto and Wachovia Bank, National Association, as administrative agent.